                                                 Registration No. 333-__________
   As filed with the Securities and Exchange Commission on September 30, 1999
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             ARCADIA FINANCIAL LTD.
             (Exact name of registrant as specified in its charter)

            Minnesota                                            41-1664848
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              --------------------

                          7825 Washington Avenue South
                        Minneapolis, Minnesota 55439-2444
                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

                             Arcadia Financial Ltd.
                    1998-2000 Restricted Stock Election Plan
                            (Full title of the plan)

                              --------------------

                              Richard A. Greenawalt
                             Arcadia Financial Ltd.
                          7825 Washington Avenue South
                        Minneapolis, Minnesota 55439-2444
                                 (612) 942-9880
                      (Name, address and telephone number,
              including area code, of agent for service of process)

                              --------------------

                                    Copy to:
                             William B. Payne, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                           Minnesota, Minnesota 55402

                              --------------------


                         CALCULATION OF REGISTRATION FEE
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- -------------------------------------------------------------------------------------------------------------------

                                             Proposed maximum      Proposed maximum
   Title of securities     Amount to be     offering price per    aggregate offering            Amount of
    to be registered        registered          share(1)                price               registration fee
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
Common stock, $.01            200,000            $4.63                $926,000.00                $258.00
par value

- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for shares of the Registrant's Common Stock on September 28, 1999, as reported by the New York Stock Exchange.

- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 relates to additional shares of Common Stock to be issued by the Registrant under its 1998-2000 Restricted Stock Election Plan (the "Plan"). The shareholders of the Registrant have authorized an increase in the number of shares of the Registrant's common stock authorized and reserved for purchase under the Plan from 600,000 to 800,000 shares. The Registrant hereby incorporates by reference the contents of its previously filed Registration Statement on Form S-8 relating to the Plan (Commission File No. 333-03801).

ITEM 8.   EXHIBITS.

         Exhibit
         Number            Description
         -------           -----------
             5.1           Opinion of Dorsey & Whitney LLP

            23.1           Consent of Dorsey & Whitney LLP (included in Exhibit
                           5.1)

            23.2           Consent of Independent Public Accountants

            24             Power of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on the 28th day of September, 1999.

                                        ARCADIA FINANCIAL LTD.


                                        By/s/Richard A. Greenawalt
                                          -----------------------------------
                                             Richard A. Greenawalt
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Greenawalt and John A. Witham, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated.


            Signature                                Title                                         Date
            ---------                                -----                                         ----

/s/Richard A. Greenawalt               Chief Executive Officer and Director                 September 28, 1999
- ----------------------------           (Principal Executive Officer)
Richard A. Greenawalt

/s/Robert A. Marshall                  President and Director                               September 28, 1999
- ----------------------------
Robert A. Marshall

/s/John A. Witham                      Executive Vice President and Chief                   September 28, 1999
- ----------------------------           Financial Officer (Principal Financial Officer)
John A. Witham

/s/Brian S. Anderson                   Senior Vice President And Controller                 September 28, 1999
- ----------------------------           (Principal Accounting Officer)
Brian S. Anderson

/s/Scott H. Anderson                   Director                                             September 28, 1999
- ----------------------------
Scott H. Anderson

/s/Robert J. Cresci                    Director                                             September 28, 1999
- ----------------------------
Robert J. Cresci

/s/James L. Davis                      Director                                             September 28, 1999
- ----------------------------
James L. Davis

/s/Warren Kantor                       Director                                             September 28, 1999
- ----------------------------
Warren Kantor

                                EXHIBIT INDEX TO
                                    FORM S-8

                             ARCADIA FINANCIAL LTD.


    Exhibit
    Number        Description
    -------       -----------

        5.1       Opinion of Dorsey & Whitney LLP

       23.1       Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

       23.2       Consent of Independent Public Accountants

       24         Power of Attorney (included on signature page)